Item 30. Exhibit (h) i. t1ii

AMENDMENT NO. 2 TO THE FUND PARTICIPATION AGREEMENT

AMONG MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

NORTHERN LIGHTS VARIABLE TRUST, VALMARK ADVISERS, INC. AND NORTHERN LIGHTS DISTRIBUTORS, LLC

THIS AMENDMENT, made and entered into as of the 17th day of August, 2021, amends the Fund Participation Agreement entered into as of the 9th day of October, 2020, as amended (the “Agreement”) by and among MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the Commonwealth of Massachusetts (the “Company”), NORTHERN LIGHTS VARIABLE TRUST (the "Fund"), VALMARK ADVISERS, INC. (the “Adviser”) and NORTHERN LIGHTS DISTRIBUTORS, LLC (the “Underwriter”).

WHEREAS, the parties desire to amend the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	The parties wish to amend the Agreement to add C.M. Life Insurance Company, a Connecticut life insurance company, as a party. The parties agree to add C.M. Life Insurance Company to the Agreement with the same rights and obligations as Massachusetts Mutual Life Insurance Company thereunder.

2.	All references in the Agreement to “Company” shall be deemed to include C.M. Life Insurance Company.

3.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on this 17th day of August, 2021.

Massachusetts Mutual Life Insurance Company.		Northern Lights Variable Trust.

By:	/s/ Michael S. Dunn	By:	/s/ Stephanie Shearer [___]
Name:	Michael S. Dunn	Name:	Stephanie Shearer
Title:	Head of Institutional Insurance	Title:	Secretary

C.M. Life Insurance Company.		Valmark Advisers, Inc.

By:	/s/ Michael S. Dunn	By:	/s/ Caleb J Callahan
Name:	Michael S. Dunn	Name:	Caleb J Callahan
Title:	Vice President	Title:	EVP / COO

Northern Lights Variable Trust.

		By:	/s/ Stephanie Shearer [___]
		Name:	Stephanie Shearer
		Title:	Secretary

SCHEDULE A

Separate Accounts of Massachusetts Mutual Life Insurance Company participating in Portfolios of the Fund:

•	Massachusetts Mutual Variable Life Separate Account IX
•

Separate Accounts of Massachusetts Mutual Life Insurance Company participating in Portfolios of the Fund:

•	C.M. Life Variable Life Separate Account I